SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 11, 2009

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Vanderbilt Avenue, Suite 403
New York, New York  10017
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2009, New York Mortgage Trust, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement with Steven R. Mumma, the Company’s Chief Executive Officer, President and Chief Financial Officer (the “Amended Employment Agreement”).  The Amended Employment Agreement will expire on December 31, 2009, unless further extended or sooner terminated, and has no automatic extension or renewal feature. Pursuant to the Amended Employment Agreement, Mr. Mumma will receive an initial base salary of $200,000 and is eligible to participate in the Company’s annual cash incentive bonus plan (the “Bonus Plan”) to be established by the compensation committee (the “Compensation Committee”) of the Board of Directors (the “Board”). The Amended Employment Agreement provides that the Bonus Plan will contain both individual and corporate performance goals for 2009 and, with respect to Mr. Mumma, provides for a total cash incentive bonus in the range of $300,000 to $600,000 (the “Target Bonus”).  In the event Mr. Mumma or the Company, as the case may be, satisfies the performance criteria to be established by the Compensation Committee, Mr. Mumma will receive the Target Bonus in an amount determined by the Compensation Committee.  Under the terms of the Amended Employment Agreement, in the event the performance criteria under the Bonus Plan is not satisfied, the Compensation Committee may grant a discretionary bonus.

The Amended Employment Agreement permits the Company to terminate Mr. Mumma’s employment with appropriate notice for or without “cause.” Under the Amended Employment Agreement, “cause” is now generally defined to mean:

•
committing fraud or misappropriating, stealing or embezzling funds or property from the Company or its affiliates, or attempting to secure personally any profit in connection with any transaction entered into or on the Company’s behalf or on behalf of its affiliates;

•
conviction of, or the entry of a plea of guilty or “nolo contendere” to, a felony which in the reasonable opinion of the Board brings the executive into disrepute or is likely to cause material harm to the Company’s business, customer or suppliers relations, financial condition or prospects;

•	a failure by the executive to perform his material duties under the Amended Employment Agreement that continues for a period of 30 days after written notice to the executive;

•	violating or breaching any material law or regulation to the material detriment of the Company or its affiliates; or

•	the breach of a non-disclosure agreement between the executive and the Company that causes or is reasonably likely to cause material harm to the Company.

All other terms under the Amended Employment Agreement are materially consistent with Mr. Mumma’s prior employment agreement with the Company, dated January 18, 2008 (the “Prior Employment Agreement”).  The Amended Employment Agreement amends, restates and supersedes in all respects the Prior Employment Agreement. The foregoing summary is qualified in its entirety by reference to the Amended Employment Agreement, which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In addition, on February 11, 2009, the Compensation Committee recommended, and the independent directors of the Company approved, a discretionary cash bonus of $300,000 to Mr. Mumma for his performance and leadership during 2008 in guiding the Company through difficult market conditions.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, by and between New York Mortgage Trust, Inc. and Steven R. Mumma, dated as of February 11, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC. (Registrant)

Date: February 11, 2009	By:	/s/ Steven R. Mumma
Steven R. Mumma
Chief Executive Officer, President and Chief Financial Officer

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, by and between New York Mortgage Trust, Inc. and Steven R. Mumma, dated as of February 11, 2009.